Exhibit 99.1

Yuma Energy, Inc. Files for Chapter 11 Protection

Interim CEO Anthony C. Schnur Resigns

HOUSTON, April 15, 2020 /PRNewswire/ -- Yuma Energy, Inc. (NYSE American: YUMA) ("Yuma", "Company", "we" or "our"), together with its subsidiaries Yuma Exploration and Production Company, Inc., Davis Petroleum Corp., and The Yuma Companies, Inc. (collectively, the Company and the filing subsidiaries, the "Debtors"), announced today that they have filed voluntary Chapter 11 petitions for relief under the United States Bankruptcy Code in the U.S. Bankruptcy Court for the Northern District of Texas (the "Bankruptcy Court"). During the first quarter of 2020, Yuma's cash position deteriorated, and its cash flow from operations is no longer sufficient to cover its operating costs. The Company plans to continue to operate its business in the normal course during the court-supervised bankruptcy process.

The Debtors intend to use the Chapter 11 process to implement the orderly liquidation of their assets in an effort to maximize values and recoveries to stakeholders. The Debtors intend to seek immediate court approval to conduct an auction for substantially all of their assets, which primarily consist of operating and non-operating interests in several properties in Louisiana, Texas, Wyoming and Oklahoma. The auction is expected to occur within the first 90 days of the bankruptcy filings.

The Debtors may negotiate to obtain a new Debtor-in-Possession ("DIP") financing to provide working capital to support normal operations and the sale of assets during the Chapter 11 process. However, it is not certain that these negotiations to obtain DIP financing will be successfully completed.

Separately, effective on April 10, 2020, Anthony C. Schnur resigned from his positions as Interim Chief Executive Officer, Interim Chief Financial Officer, and Chief Restructuring Officer of the Company. Shortly after with the effectiveness of Mr. Schnur's resignations, the Company engaged Ankura Consulting Group, LLC ("Ankura") as its financial advisor. Mr. Schnur was recently hired by Ankura, and Mr. Schnur will oversee the operation of the Debtors during the bankruptcy process as he provides his services to the Company through Ankura.

Mr. Schnur commented, "In 2019 and early 2020, we took proactive steps to recapitalize our Company's financial structure under a Credit Agreement with our lender YE Investment, LLC ("YE") and a Restructuring and Exchange Agreement (the "Restructuring Agreement") with Red Mountain Capital Partners LLC ("Red Mountain") and certain of its affiliates including YE. Unfortunately, YE recently notified us that it was terminating the Credit Agreement due to the Company's failures to make timely interest payments and to comply with other covenants, and further, that it was also accelerating all payments due under the Credit Agreement so that all outstanding principal, accrued interest, fees and other obligations under the Credit Agreement became immediately due and payable. Simultaneous with the termination of the Credit Agreement, Red Mountain notified us that it was terminating the Restructuring Agreement.

"Our revenues and cash position have eroded to the point of unsustainability primarily driven by the severe downturn in oil prices. After much consideration, the Company's Board of Directors came to the decision that the use of the Chapter 11 liquidation process was the best path forward to maximize values and recoveries."

Mr. Schnur continued, "Although I am stepping down from my executive positions at the Company, I intend to actively oversee this restructuring process. Also, I want to express my sincere gratitude to the employees for their continued dedication and hard work during this time."

Effective as of April 13, 2020, Ankura will be acting as the financial advisor to the Company, including assuming the role of Chief Restructuring Officer, responsible for leading the Company through the bankruptcy process. The decision to retain Ankura was reached by the Company's Board of Directors, who believe the selection is in the best interest of all stakeholders of the Company.

Seaport Gordian Energy LLC, an affiliate of Seaport Global Holdings LLC has been engaged as the investment banker for the Company, and FisherBroyles, LLP will serve as legal advisors to the Company.

Please refer to our prior press releases and prior filings with the Securities and Exchange Commission for more comprehensive information regarding the agreements and transactions.

Copies of all documents filed in this case can be accessed at no charge through Stretto, the Debtors' claims & noticing agent (at https://cases.stretto.com/yumaenergy). For questions, Stretto can be contacted by email at TeamYumaEnergy@stretto.com or toll-free at 855-303-9310. Stretto cannot give legal or financial advice.

Upon Court approval, cash generated from the Debtors' ongoing operations will be used to support our business during the liquidation process. Yuma has filed several customary motions with the U.S. Bankruptcy Court seeking authorization to operate its business in the normal course during the Chapter 11 process, including paying vendors and suppliers under normal terms for goods and services provided on or after the filing date in the ordinary course of business. Yuma expects to receive Court approval for all of these requests.

Continuing Uncertainty
The Company's audited consolidated financial statements for the year ended December 31, 2018, included a going concern qualification. The risk factors and uncertainties described in our SEC filings for the year ended December 31, 2018, the quarter ended March 31, 2019, the quarter ended June 30, 2019, and the quarter ended September 30, 2019, raise substantial doubt about the Company's ability to continue as a going concern.

About Yuma Energy, Inc.
Yuma Energy, Inc., a Delaware corporation, is an independent Houston-based exploration and production company focused on acquiring, developing and exploring for conventional and unconventional oil and natural gas resources. Historically, the Company's activities have focused on inland and onshore properties, primarily located in central and southern Louisiana and southeastern Texas. Its common stock is listed on the NYSE American under the trading symbol "YUMA."

Forward-Looking Statements
This release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended (the "Securities Act"), and Section 21E of the Securities Exchange Act of 1934, as amended (the "Exchange Act"). Any and all statements that are not strictly historical statements constitute forward-looking statements and may often, but not always, be identified by the use of such words such as "expects," "believes," "intends," "anticipates," "plans," "estimates," "potential," "possible," or "probable" or statements that certain actions, events or results "may," "will," "should," or "could" be taken, occur or be achieved. We caution that these statements by their nature involve risks and uncertainties, and actual results may differ materially depending on a variety of important factors, including, among others: our ability to raise additional funding as needed; our ability to pay our debts as they come due; rights that Red Mountain has under outstanding loan and other agreements, including security interests in our assets and their rights to foreclose on such security interests; the ability of the Company to enter into an amended, extended and modified credit facility; the ability to maintain sufficient liquidity to fund operations; the ability to remain listed on the NYSE American; the ability to continue as a going concern; the risk of being forced into, or determining to seek, bankruptcy protection; and the ability to use net operating losses to offset cancellation of indebtedness income. The Company's annual report on Form 10-K for the year ended December 31, 2018, quarterly reports on Form 10-Q, recent current reports on Form 8-K, and other SEC filings discuss some of the important risk factors identified that may affect the Company's business, results of operations, and financial condition. The Company undertakes no obligation to revise or update publicly any forward-looking statements, except as required by law.

For more information, please contact
Carol Coale
Managing Director
Dennard Lascar Investor Relations
713-529-6600
ccoale@dennardlascar.com